As filed with the Securities and Exchange Commission on May 16, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AMERITRADE HOLDING CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	82-0543156
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4211 South 102nd Street
Omaha, Nebraska 68127
(Address of principal executive offices) (zip code)

Ameritrade Holding Corporation 1996 Directors Incentive Plan
(Full title of the plan)

Ellen L.S. Koplow, Esq.
Ameritrade Holding Corporation
6940 Columbia Gateway Drive
Suite 200
Columbia, Maryland 21045
(Name and address of agent for service)

Telephone number, including area code, of agent for service: (443) 539-2125 copy to

Carol S. Rivers, Esq.
Mayer, Brown, Rowe & Maw
190 S. LaSalle Street
Chicago, Illinois 60603

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities	Amount to be	Offering Price per	Aggregate Offering	Amount of
to be Registered	Registered	Share(1)	Price(1)	Registration Fee

Common Stock, $.01 par value	500,000	$6.255	$3,127,500	$254

(1)	Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c) under the Securities Act of 1933 on the basis of the average of the high and low sale prices of the Common Stock on the Nasdaq National Market on May 12, 2003.

PART II
SIGNATURES
EXHIBIT INDEX
Opinion of Mayer, Brown, Rowe & Maw
Independent Accountants' Awareness Letter
Consent of Deloitte & Touche LLP

     Pursuant to General Instruction E to Form S-8, the contents of the Company’s Registration Statement on Form S-8, File No. 333-40631-99 (the “Prior Registration Statement”) are incorporated herein by reference. This Registration Statement covers 500,000 shares, which together with the 960,000 shares being carried forward from the Prior Registration Statement and upon which a fee has previously been paid, constitute the 1,460,000 shares registered for issuance under the Ameritrade Holding Corporation 1996 Directors Incentive Plan.

PART II

INFORMATION REQUIRED IN
THE REGISTRATION STATEMENT

Item 8.	Exhibits.

     See the Exhibit Index, which is incorporated herein by reference.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, Nebraska, on May 16, 2003.

Ameritrade Holding Corporation

By:	/s/ Joseph H. Moglia
Joseph H. Moglia
Its:	Chief Executive Officer

     Each person whose signature appears below constitutes and appoints each of J. Joe Ricketts, Joseph H. Moglia and John R. MacDonald such person’s true and lawful attorney-in-fact and agent of the undersigned, with full power of substitution and resubstitution, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joseph H. Moglia Joseph H. Moglia	Chief Executive Officer (Principal Executive Officer)	May 16, 2003

/s/ John R. MacDonald John R. MacDonald	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	May 16, 2003

/s/ J. Joe Ricketts J. Joe Ricketts	Director	May 16, 2003

/s/ Michael D. Fleisher Michael D. Fleisher	Director	May 16, 2003

/s/ Glenn H. Hutchins Glenn H. Hutchins	Director	May 16, 2003

/s/ C. Kevin Landry C. Kevin Landry	Director	May 16, 2003

/s/ Mark L. Mitchell Mark L. Mitchell	Director	May 16, 2003

Signature	Title	Date

/s/ Stephen Pagliuca Stephen Pagliuca	Director	May 16, 2003

/s/ J. Peter Ricketts J. Peter Ricketts	Director	May 16, 2003

/s/ Thomas S. Ricketts Thomas S. Ricketts	Director	May 16, 2003

EXHIBIT INDEX

Exhibit Number	Description of Document

4.1	Form of Certificate for Common Stock (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form 8-A filed September 5, 2002)

4.2	Ameritrade Holding Corporation 1996 Directors Incentive Plan (incorporated by reference to Exhibit 10.1 to the Report on Form 10-Q filed May 8, 2003)

5.1	Opinion of Mayer, Brown, Rowe & Maw

15.1	Independent Accountants’ Awareness Letter

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Mayer, Brown, Rowe & Maw (included in Exhibit 5.1)

24.1	Powers of Attorney (included on the signature pages hereto)